                                                                      EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                     YEARS ENDED DECEMBER 31
                                                       ----------------------------------------------------
(DOLLARS IN MILLIONS)                                    1996       1997       1998       1999       2000
---------------------                                  --------   --------   --------   --------   --------
GE EXCEPT GECS
Earnings (a).........................................  $ 9,677    $10,132    $12,230    $14,103    $16,747
Less: Equity in undistributed earnings of General
  Electric Capital Services, Inc.(b).................   (1,836)    (1,597)    (2,124)    (2,776)    (3,370)
Plus: Interest and other financial charges included
  in expense.........................................      595        797        883        810        811
  One-third of rental expense(c).....................      171        179        189        202        216
                                                       -------    -------    -------    -------    -------
Adjusted "earnings"..................................  $ 8,607    $ 9,511    $11,178    $12,339    $14,404
                                                       =======    =======    =======    =======    =======
Fixed Charges:
  Interest and other financial charges...............  $   595    $   797    $   883    $   810    $   811
  Interest capitalized...............................       19         31         38         36          3
  One-third of rental expense (c)....................      171        179        189        202        216
                                                       -------    -------    -------    -------    -------
Total fixed charges..................................  $   785    $ 1,007    $ 1,110    $ 1,048    $ 1,030
                                                       =======    =======    =======    =======    =======
Ratio of earnings to fixed charges...................    10.96       9.44      10.07      11.78      13.98
                                                       =======    =======    =======    =======    =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings (a).........................................  $11,075    $11,419    $13,742    $15,942    $18,873
Plus: Interest and other financial charges included
  in expense.........................................    7,939      8,445      9,821     10,174     11,903
  One-third of rental expense (c)....................      353        423        486        558        608
                                                       -------    -------    -------    -------    -------
Adjusted "earnings"..................................  $19,367    $20,287    $24,049    $26,674    $31,384
                                                       =======    =======    =======    =======    =======
Fixed Charges:
  Interest and other financial charges...............  $ 7,939    $ 8,445    $ 9,821    $10,174    $11,903
  Interest capitalized...............................       60         83        126        123        124
  One-third of rental expense (c)....................      353        423        486        558        608
                                                       -------    -------    -------    -------    -------
Total fixed charges..................................  $ 8,352    $ 8,951    $10,433    $10,855    $12,635
                                                       =======    =======    =======    =======    =======
Ratio of earnings to fixed charges...................     2.32       2.27       2.31       2.46       2.48
                                                       =======    =======    =======    =======    =======

------------------------

(a) Earnings before income taxes and minority interest.

(b) Earnings after income taxes, net of dividends.

(c) Considered to be representative of interest factor in rental expense.

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                              SIX MONTHS ENDED
(DOLLARS IN MILLIONS)                                          JUNE 30, 2001
---------------------                                         ----------------
GE EXCEPT GECS
Earnings (a)................................................      $ 9,238
Less: Equity in undistributed earnings of General Electric
  Capital Services, Inc. (b)................................       (1,872)
Plus: Interest and other financial
  charges included in expense...............................          370
  One-third of rental expense (c)...........................          101
                                                                  -------
Adjusted "earnings".........................................      $ 7,837
                                                                  =======
Fixed Charges:
  Interest and other financial charges......................      $   370
  Interest capitalized......................................            4
  One-third of rental expense (c)...........................          101
                                                                  -------
Total fixed charges.........................................      $   475
                                                                  =======
Ratio of earnings to fixed charges..........................        16.50
                                                                  =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings (a)................................................      $10,153
Plus: Interest and other financial charges
  included in expense.......................................        5,856
  One-third of rental expense (c)...........................          258
                                                                  -------
Adjusted "earnings".........................................      $16,267
                                                                  =======
Fixed Charges:
  Interest and other financial charges......................      $ 5,856
  Interest capitalized......................................           60
  One-third of rental expense (c)...........................          258
                                                                  -------
Total fixed charges.........................................      $ 6,174
                                                                  =======
Ratio of earnings to fixed charges..........................         2.63
                                                                  =======

------------------------

(a) Earnings before income taxes, minority interest and cumulative effect of changes in accounting principle.

(b) Earnings after income taxes, net of dividends, and before cumulative effect of changes in accounting principle.

(c) Considered to be representative of interest factor in rental expense.

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